PLAN OF MERGER

                                       OF

                           VIRTUAL TECHNOLOGIES, INC.
                              (a Utah Corporation)

                                      INTO

                           VIRTUAL TECHNOLOGIES, INC.
                             (a Nevada Corporation)


         THIS PLAN OF MERGER entered into this 19th day of July, 1996, by and between VIRTUAL TECHNOLOGIES, INC., a Utah corporation ("Virtual-Utah"), and VIRTUAL TECHNOLOGIES, INC., a Nevada corporation ("Virtual-Nevada").

         WHEREAS, Virtual-Utah is a corporation organized and existing under the laws of the State of Utah with its principal office in Salt Lake County, Utah; and

         WHEREAS, Virtual-Utah desires to change its domicile to the State of Nevada. and

         WHEREAS, Virtual-Utah has caused Virtual-Nevada to be formed under the laws of the State of Nevada solely to effect such change of domicile;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, the Plan of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon for submission to the stockholders of Virtual-Utah and Virtual-Nevada as required by the laws of the States of Utah and Nevada as follows:

                                       1.
                        Merger and Surviving Corporation
                        --------------------------------

         Virtual-Utah will merge into Virtual-Nevada, and Virtual-Nevada will be the "Surviving Corporation."

                                       2.
                         Terms and Conditions of Merger
                         ------------------------------

         2.1 Each share of common stock of Virtual-Utah ("Shares") shall, upon the effective date of the Plan, be converted into on share of common stock of Virtual-Nevada. On the effective date of the Plan, such shares so converted shall constitute all of the then issued and outstanding shares of common stock of the Surviving Corporation.

         2.2 The separate existence of Virtual-Utah shall cease.

         2.3 The Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all of the restrictions, disabilities and duties of Virtual-Utah; and all and singular, the rights, privileges, powers and franchises of Virtual-Utah; and all property, real, personal and mixed, and all debts due to Virtual-Utah on whatever account as well for stock subscriptions as all other things in action or belonging to Virtual-Utah shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of Virtual-Utah, and the title to any real estate vested by deed or otherwise in Virtual-Utah shall not revert or be in any impaired by reason of the Plan; but all rights of creditors and all liens upon any property of Virtual-Utah shall be preserved unimpaired, and all debts, liabilities and duties of Virtual-Utah shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Specifically, but not by way of limitation, the Surviving Corporation shall be responsible and liable to dissenting stockholders of Virtual-Utah; and any action -or proceeding whether civil, criminal or administrative, pending by or against Virtual-Utah shall be prosecuted as if the Plan had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

         2.4 All corporate acts, plans, policies, contracts, approvals and authorizations of Virtual-Utah and its stockholders, Board of Directors, committees, elected or appointed by the Board of Directors, officers and agents, which were valid and effective immediately prior to the effective time of the Plan shall be taken for all purposes as the acts, plans, policies, contracts, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to Virtual-Utah. The employees of Virtual-Utah shall become the employees of the Surviving Corporation and continue to be entitled to the same rights and benefits which they enjoyed as employees of Virtual-Utah.

         2.5 The assets, liabilities, reserves and accounts of Virtual-Utah shall be recorded on the books of the Surviving Corporation at the amounts at which they, respectively, shall then carried on the books of Virtual-Utah, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Plan.

         2.6 The Articles of Incorporation of Virtual-Nevada shall be the Articles of Incorporation of the Surviving Corporation; and the Bylaws of Virtual-Nevada shall become the Bylaws of the Surviving Corporation.

         2.7 All of the present directors of Virtual-Utah shall be designated directors of the Surviving Corporation to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

         2.8 The principal office of both Corporation's shall be 4155 E. Jewell Avenue, Suite 412, Denver, CO 80222. The Surviving Corporation shall also maintain a registered office in Nevada at 4079 Syracuse, Las Vegas, NV 89121.

         2.9 The Plan must be adopted by persons owing a majority of the shares of Virtual-Utah and Virtual-Nevada. Stockholders of Virtual-Utah shall be given such written notice as may be required by the laws of the State of Utah.

         2.10 Stockholders of both corporation shall be afforded all rights, privileges and obligations contained within the Utah Revised Business Corporation Act and the Nevada Revised Statues regarding dissenters' rights, and the Surviving Corporation shall be obligated to notify the stockholders as provided therein.

         2.11 The effective date of the Plan shall be the date when the Articles of Merger are filed and accepted by the Secretary of State of the State of Nevada and at such time as all applicable provisions of the Utah Revised Business Corporation Act have been met.

         IN WITNESS WHEREOF, the parties hereto have executed this Plan of Merger the day and year first above written.

                                            VIRTUAL TECHNOLOGIES, INC., a Utah
                                            Corporation

                                            By  /s/ James Speir
                                              ------------------------------
                                                    James Speir, President
Attest:

  /s/ Les Bates
------------------------------
Les Bates, Assistant Secretary

STATE OF COLORADO         )
                          )   ss
COUNTY OF DENVER          )

         On the 22nd day of July, 1996, personally appeared before me James Speir, President and Les Bates, Assistant Secretary, Virtual who duly acknowledged to me that they are authorized to and did sign the foregoing Plan of Merger for and on behalf of Virtual-Utah

                                                       /s/ Diana L. McKee
                                                     ---------------------------
                                                     NOTARY PUBLIC

                                                     VIRTUAL TECHNOLOGIES, INC.
                                                     A Nevada corporation

Date:    July 22, 1996                               By  /s/ Andrew Croson
         -------------                                 -------------------------
                                                       Andrew Croson, President


Date:    July 22, 1996                               By  /s/ James Richards
         -------------                                 -------------------------
                                                       James Richards, Secretary

STATE OF ARIZONA           )
                           )   ss
COUNTY OF MARICOPA         )

         On the 22nd day of July, 1996, personally appeared before me, a Notary Public in and for the State and County aforesaid, Andrew Croson, President, and James Richards, Secretary of Virtual - Nevada, personally known to me to be persons whose names are subscribed to the above instrument in the said capacities, who acknowledged that they executed the said instrument.

                                                       /s/ Melvin E. Richards II
                                                    ----------------------------
                                                     NOTARY PUBLIC

My commission expires:

  07/09/99
-------------------------